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                                                                     EXHIBIT 5.1

             [Fried, Frank, Harris, Shriver & Jacobson Letterhead]


                                                                212-859-8136
                                                             (FAX: 212-859-8586)

May 17, 2000


Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee  37027

         RE: Registration Statement on Form S-1 (No. 333-31790)

Ladies and Gentlemen:

         We have acted as special counsel for Community Health Systems, Inc., a Delaware corporation (the "Company"), in connection with the underwritten public offering (the "Offering") by the Company of shares (the "Shares") of common stock, par value $.01 per share, of the Company, including Shares which may be offered and sold upon the exercise of any over-allotment option granted to the underwriters. The Shares are to be offered to the public (i) in the United States and Canada pursuant to a purchase agreement to be entered into by and among the Company, CHS/Community Health Systems, Inc., Merrill Lynch & Co., Banc of America Securities LLC, Chase H&Q, Credit Suisse First Boston, Goldman, Sachs & Co. and Morgan Stanley Dean Witter as representatives of the underwriters (the "U.S. Purchase Agreement") and (ii) outside of the United States and Canada pursuant to a purchase agreement to be entered into by and among the Company, CHS/Community Health Systems, Inc., Merrill Lynch International, Bank of America International Limited, Chase H&Q, Credit Suisse First Boston (Europe) Limited, Goldman Sachs International and Morgan Stanley Dean Witter as representatives of the underwriters (together with the U.S. Purchase Agreement, the "Purchase Agreements"). The opinion set forth below is based on the assumption that, prior to the sale of the Shares pursuant to the Purchase Agreements, the Company's Restated Certificate of Incorporation will have become effective substantially in the form filed as Exhibit 3.1 to the Registration Statement, as amended, of the Company on Form S-1 (No. 333-31790) (the "Registration Statement"), and that at least par value will be paid for the Shares.

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Community Health Systems, Inc.        -2-                           May 17, 2000

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Purchase Agreements and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Purchase Agreements with their covenants and agreements contained therein.

         Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares to be registered pursuant to the Registration Statement (when issued, delivered and paid for in accordance with the terms of the Purchase Agreements) will be duly authorized, validly issued, fully paid and non-assessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Prospectuses forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

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Community Health Systems, Inc.        -3-                           May 17, 2000



                                     Very truly yours,

                                     FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                     By: /s/ Jeffrey Bagner
                                        --------------------------------------
                                        Jeffrey Bagner